Exhibit 10.4.2

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT, dated as of December 5, 2005, amends and modifies a certain Amended and Restated Credit Agreement, dated as of November 16, 2005 (the “Credit Agreement”), between MMA MORTGAGE INVESTMENT CORPORATION (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION (the “Bank”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower and the Bank agree that the Credit Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Commitments. The Definition of “Commitments” in Section 1.1 is amended to read as follows:

“‘Commitments’ means the maximum unpaid principal amount of Advances which may from time to time be outstanding as provided in Section 2.1 hereof and, as the context may require, the agreement of the Bank to make Advances to the Borrower subject to the terms and conditions of this Agreement. The Commitment shall initially be in the following amounts, each as reduced from time to time as provided in Section 2.9(a) hereof:

(a) the ‘Revolving Commitment’, in the amount of (i) $110,000,000 as of the date of this Agreement through and including December 4, 2005, (ii) $160,000,000 from December 5, 2005 through and including December 31, 2005, and (iii) $75,000,000 from January 1, 2006, through and including the Termination Date, which Revolving Commitments shall be further limited to the following:

(i) the full Revolving Commitment for Warehousing Advances;

(ii) the lesser of (A) (x) $55,000,000 as of the date of this Agreement through and including December 4, 2005, (y) $105,000,000 from December 5, 2005 through and including December 31, 2005, and (z) $55,000,000 from January 1, 2006, through and including the Termination Date, or (B) the full Revolving Commitment, for Investment Advances (the ‘Investment Sublimit’);

(iii) the lesser of (A) $10,000,000, or (B) the full Revolving Commitment, for Bridge Advances (the ‘Bridge Sublimit’); and

(b) the ‘Fannie Mae Commitment’ in the amount of the lesser of (i) $10,000,000, or (ii) the full Revolving Commitment, for Fannie Mae Advances.”

1.2 Interest. Section 2.7 is amended to read as follows:

“2.7 Interest. Interest on Advances shall accrue at whichever of the following fluctuating rates per annum is designated by the Borrower at the time each such Advance is made:

(a) For all Advances, unless Section 2.7(b) applies:

(i) for Balance Supported Advances the following, subject to adjustment as provided in Section 2.8:

(1) 0.750% for Revolving Advances that are Investment Advances;

(2) 1.750% for Revolving Advances that are Bridge Advances;

(3) 0.875% for Revolving Advances that are Warehousing Advances; and

(4) 1.25% for Fannie Mae Advances.

The Bank shall determine, and shall notify the Borrower of the amount of the Advances deemed to be Balance Supported Advances on a monthly basis.

(ii) for all Advances that are not Balance Supported Advances either (x) the Prime Rate per annum, or (y) the Floating LIBOR Rate, plus (for interest determined under this subparagraph (y) only):

(1) 0.750% for Revolving Advances that are Investment Advances;

(2) 1.750% for Revolving Advances that are Bridge Advances; and

(3) 0.875% for Revolving Advances that are Warehousing Advances; and

(4) 1.25% for Fannie Mae Advances.

(b) Any amount of the Advances not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the Prime Rate plus 2.00% per annum.

(c) Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

(d) Interest on all Advances shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.”

1.3 Note. A promissory note in the form provided by the Bank to the Borrower with this Amendment shall be executed and delivered by the Borrower and shall be and constitute the “Revolving Note” and one of the “Notes” for purposes of all references thereto in the Credit Agreement.

1.4 Construction. All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article III of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3 Documents. The Borrower shall have executed and delivered this Amendment and the Revolving Note.

ARTICLE IV - GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment or the issuance of the Note hereunder, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Randy S. Baker
Randy S. Baker
Its Vice President

MMA MORTGAGE INVESTMENT CORPORATION

By	/s/ Gary A. Mentesana
Name:	Gary A. Mentesana
Title:	Executive Vice President

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